Consent of Independent Certified Public Accountants


First Investors Life Series Fund
95 Wall Street
New York, New York  10005

         We consent to the use of our name in connection with the opinion dated February 7, 1996 and accompanying Statement of Net Assets of First Investors Zero Coupon 2010 Fund, a separate designated series of First Investors Life Series Fund, to be included in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File No. 2-98409) which will be filed with the United States securities and Exchange Commission, Washington, DC.




                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
February 8, 1996